UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 13, 2007

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2007, Lantronix, Inc. (the “Company”) entered into a Severance Agreement (the “Agreement”) with Reagan Sakai, the Chief Financial Officer of the Company. The Agreement is effective as of May 15, 2007.

The material terms of the Agreement include:

1.	Termination Without Cause or Resignation With Good Reason During Specified Pre-Change Period or Specified Post-Change Period.

If a Change of Control (as defined in the Agreement) of the Company occurs after the effective date of the Agreement, and either (i) the Company terminates Mr. Sakai without Cause (as defined in the Agreement) during the Specified Post-Change Period or the Specified Pre-Change Period (each as defined below), or (ii) Mr. Sakai resigns with Good Reason (as defined in the Agreement) during the Specified Post-Change Period or the Specified Pre-Change Period, then, subject to the terms of the Agreement, as a severance benefit and in lieu of all other compensation or damages, the Company shall, subject to Mr. Sakai signing a release of claims in favor of the Company:

Pay Mr. Sakai a sum equal to the greater of either (i) 12 months of his base salary in effect on the date of termination or resignation, or (ii) 12 months of his base salary in effect as of (A) the Execution Date (as defined below) in the event the Company terminates Mr. Sakai without Cause or Mr. Sakai resigns with Good Reason, during a Specified Pre-Change Period, or (B) the date of the Change of Control in the event the Company terminates Mr. Sakai without Cause or Mr. Sakai resigns with Good Reason during a Specified Post-Change Period, payable as follows and less required tax deductions and withholdings: (x) one-half of such amount within 30 days after the later of (1) the date of the consummation of the Change of Control, or (2) the date of such termination or resignation, and (y) one-half of such amount on or before the date that is 12 months following the later of (1) the date of the consummation of the Change of Control, or (2) the date of such termination or resignation. The timing of the payments shall be made in accordance with the previous sentence if the sum of the payments to which Mr. Sakai is entitled under this paragraph do not exceed the lesser of two times Mr. Sakai's annual compensation or two times the compensation limit set forth in Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), for the calendar year prior to the calendar year in which Mr. Sakai is terminated or resigns. If the sum of such payments to Mr. Sakai under this paragraph would exceed the lesser of two times Mr. Sakai's annual compensation or two times the compensation limit set forth in Section 401(a)(17) of the Code, then such excess amount shall be paid to Mr. Sakai prior to the March 15 following the end of the calendar year in which the Mr. Sakai was terminated without Cause or the Mr. Sakai resigned with Good Reason;

At the Company's expense, all medical, dental insurance coverages and Mr. Sakai automobile benefits provided to him immediately prior to the date of such termination or resignation for a period of 12 months following the date of such termination or resignation, or, if any of such benefits cannot be provided to Mr. Sakai for such 12 month period under the Company's policies as then in effect or under applicable law (for example, if Mr. Sakai must elect COBRA continuation coverage to receive such benefits), then the Company shall pay Mr. Sakai an amount equal to the monthly sums paid on behalf of Mr. Sakai for such benefits at the time of such termination or resignation for a period beginning on the date Mr. Sakai's participation in such benefits is disallowed and ending on the date that is no more than 12 months following the date of such termination or resignation, payable in monthly installments within five business days after the end of each month. If the Mr. Sakai is terminated without Cause or resigns with Good Reason during a Specified Pre-Change Period, then payments to the Mr. Sakai under this paragraph shall not begin until after the consummation of the Change of Control associated with such Specified Pre-Change Period and the first payment made to Mr. Sakai under this paragraph after the consummation of such Change of Control shall include amounts described in this paragraph for the period between the date of such termination or resignation and the consummation of such Change of Control. The Company may elect to make a one-time lump-sum payment equivalent to the payment and benefits under this paragraph. Such amounts are subject to withholding and/or taxation;

Subject to the provisions of the Company's stock option plan(s), accelerate the vesting of 100% of all unvested stock options granted to Mr. Sakai under the Company's stock option or other benefit plan. Subject to the provisions of the Company's stock option plan(s), Mr. Sakai shall have until the earlier of the following three dates to exercise each of Mr. Sakai's vested options (including options accelerated pursuant to the foregoing provisions of this paragraph: (i) 24 months after the date of Mr. Sakai's termination or resignation, (ii) for each option, the latest date on which such option could have expired by its original terms under any circumstances, or (iii) for each option, ten years after the original grant date of such option. Notwithstanding the foregoing provisions of this paragraph, if and to the extent that any stock option held by Mr. Sakai is intended to be an "incentive stock option," within the meaning of Section 422 of the Code, the post-termination exercise period of such incentive stock option shall not, without the prior written consent of Mr. Sakai, be extended beyond three months following the date of termination or resignation (or 12 months following the date of termination or resignation if Mr. Sakai's employment with the Company was terminated, or Mr. Sakai resigned, as a result of Mr. Sakai becoming disabled (within the meaning of Section 22(e)(3) of the Code)); and

The Company shall pay to Mr. Sakai within 30 days of the later of (i) the date of the consummation of the Change of Control, or (ii) the date of such termination or resignation, a lump-sum payment, less required tax deductions and withholdings, equal to the larger of either (1) the highest amount of bonus incentive cash compensation paid to Mr. Sakai for services in any past one year period (if any) or (2) 100% of the Mr. Sakai’s target bonus (if any) approved by the Board of Directors.

2.	Termination Without Cause Not During Specified Pre-Change Period or Specified Post-Change Period.

If the Company terminates Mr. Sakai without Cause other than during a Specified Pre-Change Period or a Specified Post-Change Period, then, subject to the terms of this Agreement, as a severance benefit and in lieu of all other compensation or damages, the Company shall, subject to signing a release of claims in favor of the Company:

Continue to pay Mr. Sakai his current base salary, less required tax deductions and withholdings, as in effect on the date of such termination through the end of the week in which the applicable termination occurred and continuing for a period of nine months. The timing of the payments shall be made in accordance with the previous sentence if the sum of the payments to which Mr. Sakai is entitled under this paragraph do not exceed the lesser of two times Mr. Sakai's annual compensation or two times the compensation limit set forth in Section 401(a)(17) of the Code, for the calendar year prior to the calendar year in which Mr. Sakai is terminated or resigns. If the sum of such payments to Mr. Sakai under this paragraph would exceed the lesser of two times Mr. Sakai's annual compensation or two times the compensation limit set forth in Section 401(a)(17) of the Code, then such excess amount shall be paid to Mr. Sakai prior to March 15 following the end of the calendar year in which the Mr. Sakai was terminated without Cause.

At the Company's expense, all medical, dental insurance coverages and executive automobile benefits provided to him immediately prior to the date of such termination for a period of nine months following the date of such termination, or, if any of such benefits cannot be provided to Mr. Sakai for such nine month period under the Company's policies as then in effect or under applicable law (for example, if Mr. Sakai must elect COBRA continuation coverage to receive such benefits), then the Company shall pay Mr. Sakai an amount equal to the monthly sums paid on behalf of Mr. Sakai for such benefits at the time of such termination for a period beginning on the date Mr. Sakai's participation in such benefits is disallowed and ending on the date that is nine months following the date of such termination, payable in monthly installments within five business days after the end of each month. The Company may elect to make a one-time lump-sum payment equivalent to the payment and benefits under this paragraph. Such sums are subject to withholding and/or taxation.

Allow Mr. Sakai to exercise any and all stock options that were granted to Mr. Sakai and vested as of the date of termination. Subject to the provisions of the Company's stock option plan(s), Mr. Sakai shall have until the earlier of the following three dates to exercise each of Mr. Sakai's vested options: (i) 18 months after the date of Mr. Sakai's termination, (ii) for each option, the latest date on which such option could have expired by its original terms under any circumstances, or (iii) for each option, ten years after the original grant date of such option. Notwithstanding the foregoing provisions of this paragraph., if and to the extent that any stock option held by Mr. Sakai is intended to be an "incentive stock option," within the meaning of Section 422 of the Code, the post-termination exercise period of such incentive stock option shall not, without Mr. Sakai's prior written consent, be extended beyond three months following the date of termination (or 12 months following the date of termination if Mr. Sakai's employment with the Company was terminated as a result of Mr. Sakai becoming disabled (within the meaning of Section 22(e)(3) of the Code)).

Pay to Mr. Sakai a prorated bonus, less applicable tax withholdings and deductions, based on the percentage of the current bonus period during which Mr. Sakai was included in the bonus plan and the actual bonus pool amount for the position granted by the Company’s Board of Directors for the current bonus period, payable within five business days such bonuses are calculated and paid generally.

3. Definitions

For purposes of the Agreement, the term Specified Pre-Change Period means the period beginning on the date a definitive agreement is executed by all parties thereto (the "Execution Date") for a transaction that will constitute a Change of Control of the Company when consummated, and ending on the date the Change of Control governed by such definitive agreement is consummated; provided, however, that if the Change of Control governed by such definitive agreement is not consummated within sixty (60) days after the Execution Date or if such definitive agreement is terminated before the Change of Control governed by such definitive agreement is consummated, there shall be no Specified Pre-Change Period with respect to such definitive agreement or the Change of Control governed by such definitive agreement. For the avoidance of doubt, the parties agree that the determination of whether a Specified Pre-Change Period exists cannot be made until it has been determined whether a Change of Control has been consummated pursuant to the applicable definitive agreement within 60 days after the Execution Date of such definitive agreement. For purposes of the Agreement, the term Specified Post-Change Period means the period beginning on the date of the consummation of a Change of Control of the Company, and ending on the two-year anniversary date of the consummation of such Change of Control.

As a further material inducement and condition to the payment of the above-referenced severance monies that may be payable pursuant to this Agreement, Mr. Sakai agrees that for a period of one year following Mr. Sakai's date of termination or resignation, he will not, either directly or indirectly, or either on his own behalf or on behalf of any other person, recruit or solicit for hire any individual who is then employed by the Company.

The foregoing description of the Agreement is qualified in its entirety by reference to the provisions of the Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)

10.1	Severance Agreement effective as of May 15, 2007 between the Company and Reagan Sakai.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2007	LANTRONIX, INC., a Delaware corporation

By:	/s/ Marc H. Nussbaum
Marc H. Nussbaum Chief Executive Officer